EXHIBIT 4.4

                         ANHEUSER-BUSCH COMPANIES, INC.

                          Fixed Rate Medium-Term Note

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED

NO.                                PRINCIPAL AMOUNT:
CUSIP:

Original Issue Date:     Interest Rate Per Annum:      Maturity Date:

Initial Redemption Date: Initial Redemption            Annual Redemption
                         Percentage:                   Percentage Reduction:

Holder's Optional Repayment Date(s):


ANHEUSER-BUSCH COMPANIES, INC., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                                   CEDE & CO.

or registered assigns, the sum of $_______________ on the Maturity Date shown above (the "Maturity Date") (except to the extent redeemed or repaid prior to the Maturity Date), and to pay interest thereon at the rate per annum shown above (computed on the basis of a 360-day year of twelve 30 day months) from the Original Issue Date shown above (the "Original Issue Date") or from the most recent date to which interest has been paid, semiannually on _________ and _____________ of each year (an "Interest Payment Date"), commencing on the first such date after the Original Issue Date, except that if the Original Issue Date is on or after a Regular Record Date (for purposes of this Note, the Regular Record Date for any Interest Payment Date shall be the ___________ or ______________, respectively, immediately preceding such Interest Payment Date, whether or not such date is a Business Day; all other capitalized terms used herein shall have the meanings assigned in the Indenture referred to hereafter unless otherwise indicated herein) but before or on the next Interest Payment Date, in which case interest payments will commence on the next succeeding Interest Payment Date following the Original Issue Date, and on the Maturity Date or, if earlier, on any Redemption Date as defined hereafter or any Holder's Optional Repayment Date shown above (an "Optional Repayment Date").

     The interest payable hereon, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the


Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made at

Exhibit 4.4















































the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in United States dollars; provided, however, that payment of interest, other than interest due on a Maturity Date, may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register. Payments on the Maturity Date will be made in immediately available funds against presentment of this Note.

     This Note is one of a duly authorized issue of Notes of the Company designated as the Medium-Term Notes (herein called the "Notes"), issued and to be issued under an indenture dated as of ______________ (herein called the "Indenture"), between the Company and ______________, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and under Authorizing Resolutions relating to the Notes which have been and which may hereafter be delivered to the Trustee by the Company pursuant to the Indenture, to which Indenture, Authorizing Resolutions and all indentures supplemental thereto reference is hereby made for the definition of certain terms used herein, for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and for the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of a series of securities issued or to be issued by the Company under the Indenture, limited in aggregate principal amount to $________________. The Indenture provides that the Securities of the Company referred to therein ("Securities"), including the Notes, may be issued in one or more Series, each of which may consist of one or more Issues, which different Series and Issues may be issued in such principal amounts and on such terms (including, but not limited to, terms relating to interest rate or rates, provisions for determining such interest rate or rates and adjustments thereto, maturity, redemption (optional and mandatory), covenants and Events of Default) as may be provided in or pursuant to the Authorizing Resolutions relating to the several Series.

     The Notes will not have a sinking fund. This Note may be subject to repayment at the option of the Holder on the Optional Repayment Date(s), if any, indicated on the face hereof. If no such date is set forth on the face hereof, this Note may not be so repaid at the option of the Holder hereof prior to maturity. On each Optional Repayment Date, if any, this Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee at ___________________________ or such address which the Company shall from time to time notify the Holders of the Notes not more than 60 nor less than 20 days prior to an Optional Repayment Date, if any. Exercise of such repayment option by the Holder hereof shall be irrevocable.

     If so provided on the face of this Note, this Note may be redeemed by the Company on any date on and after the Initial Redemption Date, if any, indicated on the face hereof (the "Redemption Date"). If no Initial Redemption Date is set forth on the face hereof, this Note may not be redeemed prior to maturity. On and after the Initial Redemption Date, if any, this Note may be redeemed on any Interest Payment Date in whole but not in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     The "Redemption Price" shall initially be the Initial Redemption Percentage, if any, shown on the face hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, shown on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     If at any time the Depositary for this Note notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary shall no longer be eligible under the Indenture with respect to this Note, if a successor Depositary eligible under the Indenture for this Note

Exhibit 4.4                            2









































is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election that the Notes of this Issue be represented by a Global Security shall no longer be effective with respect to this Note, and the Company shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of definitive Notes shall authenticate and deliver, Notes in definitive form in an aggregate principal amount equal to the principal amount of this Note in exchange for this Note.

     The Company may at any time and in its sole discretion determine that the Securities of this Issue shall no longer be represented by Global Securities. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, Securities of this Issue in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing this Issue in exchange for such Global Security or Securities.

     No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless (1) the Trustee shall have received written notice from such Holder of a continuing Event of Default in respect of such Notes; (2) the Trustee shall have received a written request from the Holders of not less than 25% in principal amount of the Outstanding Securities of the Issue or Series in respect of which the Event of Default has occurred to institute proceedings in respect of such Event of Default in its own name as trustee under the Indenture; (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the Outstanding Securities of such Series or Issue.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities affected thereby, voting as a single class (which may include the Notes), at the time Outstanding, as defined in the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding of all Series affected thereby to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued on transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place, and rate, and in the currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company provided for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. NOTWITHSTANDING ANY OTHER PROVISION OF THIS NOTE, UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY FOR THIS NOTE TO A NOMINEE OF SUCH DEPOSITARY OR BY A NOMINEE OF SUCH DEPOSITARY TO SUCH DEPOSITARY OR ANOTHER NOMINEE OF SUCH DEPOSITARY OR BY SUCH DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY FOR THIS NOTE OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.


Exhibit 4.4                            3










































     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company may treat the Person in whose name this Note is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Unless the certificate of authentication hereon has been executed by ____________, the Trustee under the Indenture, or its successor thereunder, or by another Authenticating Agent appointed pursuant to the Indenture, by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture, nor be valid or obligatory for any purpose.

     Anheuser-Busch, Incorporated, a Missouri corporation which is a wholly-owned subsidiary of the Company ("ABI"), pursuant to a Supplemental Agreement relating to the Notes, is jointly and severally liable with the Company for payment of the principal of, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Notes and of the Indenture, but subject to the limitations set forth in such Supplemental Agreement, which permits the Company to elect to terminate such liability of ABI on the terms provided therein.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


DATED:                             ANHEUSER-BUSCH COMPANIES, INC.



                                   By: _______________________________

                                   ___________________________________


ATTEST:________________________________

_______________________________________


CERTIFICATE OF AUTHENTICATION


     This is one of the Notes referred to in the within-mentioned Indenture.

                              _______________, as Trustee



                              By: ___________________________________
                                        Authorized Officer

Exhibit 4.4                            4